UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2005
Date of Report (Date of earliest event reported)

ASTEA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

240 Gibraltar Road, Horsham, Pennsylvania	19044

(Address of principal executive offices)	(Zip Code)

(215) 682-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 21, 2005, Astea International Inc. (“Astea”), through a wholly-owned subsidiary, FC Acquisition Corp. (“FC Acquisition”), acquired substantially all of the assets (the “Acquisition”) of FieldCentrix, Inc. (“FieldCentrix”) pursuant to an Asset Purchase Agreement, dated September 21, 2005 (the “Purchase Agreement”), entered into by and among Astea, FC Acquisition, and FieldCentrix.

In the Acquisition, Astea acquired substantially all of the assets of FieldCentrix, including, without limitation, certain cash and accounts receivable, personal property, contracts and intellectual property, and assumed certain liabilities of FieldCentrix. In consideration for the assets acquired and liabilities assumed from FieldCentrix, Astea issued 421,106 shares of its unregistered common stock (the “Astea Shares”) to FieldCentrix, which were valued at $3,336,000, based upon the average closing price of Astea’s common stock for the five trading days preceding the closing of the Acquisition on September 21, 2005 ($7.922). The Purchase Agreement also provides for certain quarterly cash earnout payments payable to FieldCentrix through June 30, 2007 related to collections of gross license revenues for certain sales of FieldCentrix products and collections for certain non-maintenance services for FieldCentrix products. Ten percent of the Astea Shares were deposited in escrow to cover any claims for indemnification made by Astea or FC Acquisition against FieldCentrix under the Purchase Agreement. Assuming there are no indemnification claims, this stock escrow will be released to FieldCentrix on or about September 21, 2006. Additionally, FieldCentrix deposited $177,243 in cash in an escrow account to cover certain uncollected accounts receivable and maintenance revenues of customers who have not consented to the assignment of their contracts with FieldCentrix to FC Acquisition. This cash escrow will be released to FC Acquisition on or about January 19, 2006 in an amount sufficient to cover the amounts of the then uncollected accounts receivable and unassigned maintenance revenues, with any remaining amount of the cash escrow being returned to FieldCentrix.

The Astea Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but instead were issued in a private placement exempt from registration under Section 4(2) of the Securities Act. Astea relied on the following facts in determining the applicability of this exemption from registration to the issuance of the Astea Shares: (a) the issuance of the Astea Shares did not involve any public offering, (b) Astea made no solicitation in connection with the issuance of the Astea Shares other than communications with FieldCentrix, (c) Astea received representations from FieldCentrix regarding its investment intent, (d) FieldCentrix and its advisers either received or had access to adequate information about Astea in order to make an informed investment decision, (e) Astea reasonably believed that FieldCentrix was sophisticated within the meaning of Section 4(2) of the Securities Act, and (f) the certificates representing the Astea Shares were issued with restricted securities legends. Contemporaneously with the Purchase Agreement, Astea and FieldCentrix entered into a Registration Rights Agreement (as defined below) providing for certain registration rights with respect to the Astea Shares. The Registration Rights Agreement is more fully described below.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and incorporated herein by reference. A copy of the press release announcing the Acquisition is furnished as Exhibit 99.1 to this report.

Registration Rights Agreement

On September 21, 2005, Astea entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with FieldCentrix pursuant to which Astea granted certain registration rights with respect to the Astea Shares issued to FieldCentrix under the Purchase Agreement.

Under the Registration Rights Agreement, Astea granted FieldCentrix and any transferee of the Astea Shares permitted under the agreement (a “Permitted Transferee”) the right to register the Astea Shares in the event that before September 21, 2007 Astea files with the United States Securities and Exchange Commission a registration statement relating to an offering of Astea’s equity securities for its own account or the account of others. Additionally, Astea granted the Permitted Transferees one right during the period of September 21, 2006 to September 20, 2007 to demand that Astea register the Astea Shares. Furthermore, under the demand registration, the Permitted Transferees are subject to volume limitations on the sale of the Astea Shares.

The foregoing description of the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights under the Registration Rights Agreement and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Employment Letter

On September 21, 2005, the board of directors of Astea (the “Board”) appointed John Tobin as President of Astea. Prior to this appointment, Mr. Tobin was a Vice President, General Counsel and Secretary of Astea. Subsequent to this appointment, Mr. Tobin will remain the General Counsel and Secretary of Astea. In connection with his appointment as President, and as approved by the compensation committee of the Board (the “Compensation Committee”), Astea and Mr. Tobin entered into an employment letter, dated September 21, 2005 (the “Employment Letter”), pursuant to which Mr. Tobin’s annual salary will be $200,000. Additionally, Mr. Tobin will receive an additional option grant of 10,000 shares at the closing price of Astea’s common stock on September 21, 2005 with standard four-year vesting. Furthermore, Mr. Tobin is eligible to receive a maximum of $80,000 per year in bonus payments based on the achievement by Astea of certain earnings-per-share targets set forth by the Compensation Committee. Mr. Tobin is also eligible to receive a maximum of $40,000 per year in discretionary bonus payments, which are to be awarded in the sole discretion of the Compensation Committee.

The foregoing description of the Employment Letter does not purport to be a complete statement of the parties’ rights under the Employment Letter and is qualified in its entirety by reference to the full text of the Employment Letter, a copy of which is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Other Material Relationships

Astea does not have any material relationship with FieldCentrix or any of its affiliates other than in respect of the Purchase Agreement, the Registration Rights Agreement, and other ancillary agreements entered into in connection with the Acquisition.

Astea does not have any material relationships with Mr. Tobin other than in respect of the Employment Letter, his employment as an officer of Astea, and certain options held by Mr. Tobin to purchase shares of common stock of Astea.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this report is incorporated in Item 2.01 by reference.

Item 3.02. Unregistered Sales of Securities

The information set forth under Item 1.01 of this report is incorporated in Item 3.02 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2005, Zack B. Bergreen resigned as President of Astea and the Compensation Committee appointed John Tobin as President. Mr. Bergreen remains the Chief Executive Officer and Chairman of the Board of Astea. In addition to holding the office of President, Mr. Tobin remains the General Counsel and Secretary of Astea.

Mr. Tobin, 40, joined Astea in June 2000 and currently serves as its President, General Counsel and Secretary. Prior to his appointment as President on September 21, 2005, Mr. Tobin was a Vice President from June 2000 until the date of his appointment as President, in addition to being General Counsel and Secretary. Mr. Tobin is responsible for general management duties of Astea, along with particular responsibilities for legal affairs and corporate development. Prior to joining Astea, Mr. Tobin worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992.

The information set forth under Item 1.01 of this report is incorporated in Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed under Item 9.01(a) will be filed as an amendment to this report on or about December 7, 2005.

(b) Pro Forma Financial Information.

The financial statements required to be filed under Item 9.01(b) will be filed as an amendment to this report on or about December 7, 2005.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated September 21, 2005, by and among Astea International Inc., FC Acquisition Corp., and FieldCentrix, Inc.
10.1	Registration Rights Agreement, dated September 21, 2005, by and between Astea International Inc. and FieldCentrix, Inc.
10.2	Employment Letter, dated September 21, 2005, by and between Astea International Inc. and John Tobin
99.1	Press Release by Astea International Inc., dated September 22, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEA INTERNATIONAL INC.

Dated: September 26, 2005	By:	/s/ John Tobin
John Tobin
President

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated September 21, 2005, by and among Astea International Inc., FC Acquisition Corp., and FieldCentrix, Inc.
10.1	Registration Rights Agreement, dated September 21, 2005, by and between Astea International Inc. and FieldCentrix, Inc.
10.2	Employment Letter, dated September 21, 2005, by and between Astea International Inc. and John Tobin
99.1	Press Release by Astea International Inc., dated September 22, 2005